Exhibit 99.1

Ocean Power Technologies Announces Strategic Alliance with Red Cat for Advanced Maritime Defense Solutions

Strengthening Maritime Security: Ocean Power Technologies Integrates Red Cat’s Aerial Drones for Cutting-Edge Intelligence, Surveillance, and Reconnaissance Capabilities

MONROE TOWNSHIP, N.J., April 8, 2024 — Ocean Power Technologies, Inc. (NYSE American: OPTT) (“OPT” or the “Company”), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced a strategic alliance with Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat”), a leading drone technology firm specializing in the integration of robotic hardware and software across military, government, and commercial sectors. This collaboration signifies a material step forward in enhancing maritime domain awareness capabilities for air, sea, and subsea defense and security missions.

Through this relationship, OPT’s PowerBuoy® and WAM-V® platforms will be integrated with Red Cat’s Teal 2 Drones, facilitating a new era of autonomous vehicle deployment. This integration aims to provide real-time, actionable intelligence to counter maritime threats, thereby revolutionizing situational awareness and operational safety for reconnaissance and defense forces.

Matt Burdyny, Chief Commercial Officer of Ocean Power Technologies, highlighted the importance of this alliance, stating, “Our collaboration with Red Cat aligns perfectly with our mission to advance maritime autonomy for defense and security missions among other applications. By combining our sustainable, ocean-powered solutions with Red Cat’s advanced drone technology, we are setting a new standard for naval and border protection operations, ensuring increased mission endurance and range.”

The PowerBuoy® system, an Uninterruptable Power Supply (UPS) leveraging wave energy, and the WAM-V®, a class-leading autonomous surface vehicle (ASV), represent OPT’s commitment to clean, reliable, and innovative maritime solutions. These platforms are designed to operate in a wide range of ocean depths and conditions, providing a sustainable and adaptable solution for powering and supporting maritime operations.

Red Cat’s Teal 2 drones, known for their exceptional night vision capabilities and modular design, complement OPT’s platforms by offering air support that extends the operational capabilities of maritime surveillance and reconnaissance missions. This integration supports the Pentagon’s Replicator Initiative, emphasizing drone and swarming capabilities across multiple domains.

For more information about Ocean Power Technologies, visit www.OceanPowerTechnologies.com.

About Ocean Power Technologies:

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

About Red Cat, Inc.

Red Cat (Nasdaq: RCAT) is a drone technology company integrating robotic hardware and software for military, government and commercial operations. Red Cat’s solutions are designed to “Dominate the Night™” and include the Teal 2, a small unmanned system offering the highest-resolution thermal imaging in its class. Learn more at www.redcat.red.

Forward-Looking Statements:

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the ultimate success of the Red Cat and OPT alliance. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or OPTT@investor.morrowsodali.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com